UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2014 (June 6, 2014)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-170812	26-1747745
(Commission File Number)	(I.R.S. Employer Identification No.)

2270 Colonial Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

(239) 931-7275
(Registrant’s Telephone Number, including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                                           Regulation FD Disclosure.

As previously disclosed, on October 25, 2013, 21st Century Oncology, Inc. (“21C”), a wholly owned subsidiary of 21st Century Oncology Holdings, Inc. (the “Company”), entered into an Amended and Restated Indenture (the “Indenture”) of OnCure Holdings, Inc. (“OnCure”), with OnCure, as issuer of 11 3/4% Senior Secured Notes due 2017 (the “Notes”), the subsidiaries of OnCure named therein, as guarantors, the Company, 21C and the subsidiaries of 21C named therein, as guarantors, and Wilmington Trust, National Association, as trustee and collateral agent.  Pursuant to Section 4.03(d) of the Indenture, OnCure, a subsidiary of 21C, has been required to provide its financial statements via a public or non-public website to which beneficial owners of, and prospective investors in, the Notes, are given access.  Prior to this date, these financial statements of OnCure have been provided to investors via a non-public website.  The Company will now make the financial statements of OnCure publicly available under the “News” heading on the Company’s website at www.21co.com, and intends to take down the private investor website in the near future.

The information in this item is being furnished, not filed.  Accordingly, the information in this item will not be incorporated by reference into any registration statement filed by the Company or any of its subsidiaries under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Date: June 6, 2014	By:	/s/ Bryan J. Carey
Name: Bryan J. Carey
Title: President and Chief Financial Officer